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Exhibit 32.1

CERTIFICATION

        This certification (1) is furnished with this Form 8-K if and to the extent that Form 8-K is determined to be a "periodic report" within the meaning of Section 906 of the Sarbanes-Oxley Act of 2002, and (2) will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act (15 U.S.C. 78r) and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference. Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), K. Paul Singh, the Chief Executive Officer of Primus Telecommunications Group, Incorporated (the "Company"), and Neil L. Hazard, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

        1.     The Company's Current Report on Form 8-K, to which this Certification is attached as Exhibit 32.1 (the "Current Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2.     The information contained in the Current Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods set forth in the Current Report and results of operations of the Company for the periods set forth in the Current Report.

Dated: September 5, 2003

/s/ K. PAUL SINGH K. Paul Singh Chairman, President and Chief Executive Officer (Principal Executive Officer) and Director	/s/ NEIL L. HAZARD Neil L. Hazard Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

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CERTIFICATION